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                                                                   EXHIBIT 10.4


                             [DEUTSCHE BANK LETTERHEAD]





                                                             29. September 1998


Wavetek Corporation
11995 El Camino Real, Suite 501
San Diego, California  93130


GRANTING OF CREDIT FACILITY

Dear Sirs,

We hereby confirm that we are prepared to grant you a credit facility in the amount of up to Deutsche Mark 35,000,000 (in words thirty-five million). The purpose of this facility is to refinance in part existing loans (the "Existing Loans") to Wavetek Corporation (Wavetek) as set out in attachment A. This credit facility is subject to the terms and conditions of this letter agreement and in addition hereto to our General Business Conditions (Allgemeine Geschaftsbedingungen), a copy of which is attached.

The credit facility may be utilized in one amount on 30 September 1998 subject to the following conditions precedent having been fulfilled:

-    Receipt by us of certified copy of Wavetek's charter and by-laws.
- Evidence in form and substance acceptable to us, that the Restructuring Events (as defined in the term sheet (the "Term Sheet") annexed hereto on Attachment B) have occurred.
- Receipt of a legal opinion (in form and substance satisfactory and addressed to us) of Sullivan & Cromwell opining on matters such as legal existence, due authorization, etc. and confirming that the holders of the outstanding USD 85 Mio. subordinated bonds of Wavetek Corp. have no right to call for the repayment of the bonds during the lifetime of the facility agreement or take any other action having a similar effect by reason of the occurrences of the Restructuring Events, the IPO or the entering by any of the obligors into the transactions set out herein or in the Term-Sheet.

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side 2, letter to Wavetek corp., dd. 29.09.1998


- Receipt by us of a mandate letter, duly signed by Wavetek and Wandel & Goltermann Management Holding GmbH (WGMH) pursuant to which Commerzbank AG and Deutsche Bank AG are mandated to jointly arrange certain Syndicated Loans ("The Syndicated Loans") as further set out in the Term-Sheet.
- Evidence in form and substance acceptable to us, that Wavetek has arranged for an additional loan from Commerzbank AG in the amount Deutsche Mark 15,000,000 (in words fifteen million) for the purpose of refinancing the remainder of the Existing Loans.
-    A copy of this letter agreement duly signed by Wavetek.
- Receipt by us of a signature list from Wavetek containing specimen signatures of Wavetek's authorized signatories.
- Receipt by us of a letter, duly signed by Wavetek and WGMH pursuant to which Wavetek irrevocably appoints WGMH, and WGMH irrevocably accepts to act as Wavetek's agent for service of process in Germany.
-    Remittance order duly signed by Wavetek.

The facility is to be repaid in full out the proceeds of the Syndicated Loans and in any case not later than 31. January 1999.

Drawdown of the present facility will be effected as a term loan with a fixed tenor of three months and an interest rate of Libor (as determined by us on 30. September 1998 on the basis of appropriate Telerate screen) plus a margin of 1,50% p.a., the interest being calculated on the actual days elapsed/year of 360 days.

Prepayment is not permitted.

You agree to deliver to us as soon as available your audited financial statements per 30. September 1998 and the audited opening accounts of Wavetek setting out Wavetek consolidated financial conditions after the occurrence of the Restructuring Events.

This facility is governed by the laws of the Federal Republic of Germany. Non exclusive place of jurisdiction shall be Stuttgart and Wavetek expressly submits to the jurisdiction of the Landgericht in Stuttgart.

Yours faithfully,

Deutsche Bank AG
Filiale Reutlingen
/s/ Hosle   /s/ Buhler
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                                        Agreed and Accepted
                                        Date: 29/09/98

                                        For and on behalf of Wavetek Corp.
                                        By:  /s/ Terence J. Gooding
                                           --------------------------
                                             /s/ Vickie L. Capps
                                           --------------------------